      As filed with the Securities and Exchange Commission on April 2, 1999
                                                      Registration No. 333-59721
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. ONE
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            AMBANC HOLDING CO., INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      14-1783770
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
 incorporation or organization)

11 Division Street, Amsterdam, New York                    12010-4303
(Address of principal executive offices)                   (Zip Code)

                              AFSALA BANCORP, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                              Craig M. Scheer, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                             7th Floor - East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================================
                                                          Proposed             Proposed
                                                           maximum              maximum
   Title of Securities to be         Amount to be      offering price          aggregate               Amount of
           registered               registered(1)       per share(2)       offering price(2)      registration fee(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value             155,658 shares           N/A                  N/A                     N/A
  $.01 per share
=====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (333-59721) on July 23, 1998.


                              PURPOSE OF AMENDMENT

         The purpose of this post-effective amendment is to register on Form S-8 shares of common stock, par value $0.01 per share (the "Common Stock"), of Ambanc Holding Co., Inc. (the "Company") previously registered on Form S-4 (No. 333-59721) for issuance pursuant to options granted under the 1997 Stock Option Plan (the "Plan") of AFSALA Bancorp, Inc. ("AFSALA"), pursuant to the terms and conditions of the Reorganization and Merger Agreement, dated April 23, 1998 and amended as of June 26, 1998, by and among the Company and Amsterdam Savings Bank, FSB, AFSALA and Amsterdam Federal Bank. The merger of AFSALA with and into Ambanc, with Ambanc as the surviving corporation, was consummated on November 16, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by Ambanc Holding Co., Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration
Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-27306) filed pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-27306) filed on October 20, 1995, and all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Secretary, Ambanc Holding Co., Inc., 11 Division Street, Amsterdam, New York 12010- 4303, telephone number (518) 842-7200.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceeding upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.


 Regulation
    S-K                                                        Reference to Prior
  Exhibit                                                       Filing or Exhibit
   Number                  Document                           Number Attached Hereto
------------------------------------------------------------------------------------

    4.1    Specimen form of common stock certificate of                *
           Ambanc Holding Co., Inc.
    4.2    Certificate of Incorporation of Ambanc Holding              *
           Co., Inc.
    4.3    Bylaws of Ambanc Holding Co., Inc.                          *
    5      Opinion of Silver, Freedman & Taff, L.L.P.                  **
   23.1    Consent of Silver, Freedman & Taff, L.L.P.         Contained in Exhibit 5
   23.2    Consent of  KPMG LLP                               Attached as Exhibit 23.2
   24      Power of Attorney                                  Contained on Signature
                                                              Page
   99      AFSALA Bancorp, Inc. 1997 Stock Option Plan        Attached as Exhibit 99

---------------

* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-96654) filed with the Commission on September 7, 1995 pursuant to the Securities Act of 1933. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

**       Previously filed.



Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                                            (i)  To    include   any  prospectus
                           required by section 10(a)(3) of the Securities Act of 1933;

                                            (ii) To  reflect  in the  prospectus
                           any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                            (iii)  To   include   any   material
                           information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Amsterdam, State of New York, on April 2, 1999.

                             AMBANC HOLDING CO., INC.




                             By:  /s/JOHN M. LISICKI
                                  ------------------------------------
                                  JOHN M. LISICKI, President and Chief
                                  Executive Officer
                                  (Duly Authorized Representative)



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Lisicki, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ JOHN M. LISICKI                      /s/ LAUREN T. BARNETT
--------------------------------         ------------------------------------
JOHN M. LISICKI                          LAUREN T. BARNETT
President, Chief Executive               Chairman of the Board and Director
Officer and Director
(Principal Executive Officer)


Date: April 2, 1999                      Date:  April 2, 1999
      --------------------------                -----------------------------


/s/ PAUL W. BAKER                        /s/ ROBERT J. DUNNING
--------------------------------         ------------------------------------
PAUL W. BAKER                            ROBERT J. DUNNING
Director                                 Director


Date: April 2, 1999                      Date:  April 2, 1999
      --------------------------                -----------------------------


/s/ JOHN J. DALY
--------------------------------          ------------------------------------
JOHN J. DALY                              DANIEL J. GRECO
Director                                  Director


Date: April 2, 1999                       Date:
      --------------------------                ------------------------------



/s/ LIONEL H. FALLOWS
--------------------------------
LIONEL H. FALLOWS
Director


Date: April 2, 1999
      --------------------------

/s/ MARVIN R. LEROY, JR.                 /s/ CHARLES S. PEDERSON
--------------------------------         ------------------------------------
MARVIN R. LEROY, JR.                     CHARLES S. PEDERSON
Director                                 Director



Date: April 2, 1999                      Date: April 2, 1999
      --------------------------               ------------------------------



/s/ CARL A. SCHMIDT, JR.                 /s/ RONALD S. TECLER
--------------------------------         ------------------------------------
CARL A. SCHMIDT, JR.                     RONALD S. TECLER
Director                                 Director



Date: April 2, 1999                      Date: April 2, 1999
      --------------------------               ------------------------------



/s/ JOHN A. TESIERO, JR.
--------------------------------         ------------------------------------
JOHN A. TESIERO, JR.                     WILLIAM A. WILDE, JR.
Director                                 Director


Date: April 2, 1999                      Date:
      --------------------------               ------------------------------



/s/ JAMES J. ALESCIO
--------------------------------
JAMES J. ALESCIO
Senior Vice President, Treasurer
 and Chief Financial Officer
(Principal Financial and
 Accounting Officer)


Date: April 2, 1999
      --------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549












                                    EXHIBITS


                                       TO


                                    FORM S-8


                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933










                            AMBANC HOLDING CO., INC.

                                  EXHIBIT INDEX






Exhibit
Number                 Document
--------------------------------------------------------------------------------


23.2         Consent of KPMG LLP

99           AFSALA Bancorp, Inc. 1997 Stock Option
             Plan